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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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/ /	Soliciting Material Pursuant to §240.14a-12
MEEMIC HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MEEMIC Holdings, Inc.
691 North Squirrel Road, Suite 100
Auburn Hills, Michigan 48326
(888) 463-3642

NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS

    NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Shareholders of MEEMIC Holdings, Inc., or Holdings, will be held at 691 N. Squirrel Road, Auburn Hills, Michigan, at 10:00 a.m., local time, on Wednesday, May 23, 2001, for the following purposes:

  1.
  To elect eight directors for a one year term expiring at the annual meeting of shareholders to be held in 2002 and upon the election and qualification of their successors or upon their earlier resignation or removal; and

  2.
  To transact such other business as may properly come before this meeting or any adjournments or postponements thereof.

    The close of business on March 30, 2001 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

    Your vote is important to us. Whether or not you plan to attend the annual meeting, please vote your shares by telephone or Internet or by completing the enclosed proxy card and promptly mailing it to us in the postage-paid envelope that has been provided to you for your convenience. The proxy is revocable and will not affect your right to vote in person if you attend the meeting.

                      By Order of the Board of Directors,

                      Annette E. Flood
                       Secretary

April 11, 2001

PROXY STATEMENT

MEEMIC HOLDINGS, INC.

2001 ANNUAL MEETING OF SHAREHOLDERS

    This proxy statement and the accompanying notice were prepared by management and are being furnished to you in connection with the solicitation of proxies by your Board of Directors for use at the 2001 Annual Meeting of Shareholders and any adjournments or postponements thereof. The Annual Meeting is being held at the time and place and for the purposes listed in the accompanying Notice of Annual Meeting. This proxy statement was first mailed to our shareholders on or about April 11, 2001.

GENERAL INFORMATION ABOUT VOTING

Who can vote?

    You can vote your shares of common stock at the meeting only if our records show that you owned the shares on March 30, 2001. On each matter submitted to a shareholder vote, you will get one vote for each share of common stock you owned on that date. A total of 6,655,500 shares of common stock can vote at the meeting.

How do I vote?

    You can vote on matters that are properly presented at the meeting in four ways:

  •
  You can come to the meeting and cast your vote; or

  •
  You can vote by phone by calling toll-free 1-800-840-1208 on a touch tone telephone, entering the control number located on the enclosed proxy card, and following the instructions on the enclosed proxy card; or

  •
  You can vote using the Internet by following the instructions on the enclosed proxy card; or

  •
  You can vote by signing, dating and returning the enclosed proxy card in the enclosed envelope.

    If you sign and return the enclosed proxy card or vote by telephone or the Internet, the persons named on the enclosed proxy card will vote your shares as you instruct. If you do not indicate how you wish to vote, the persons named on the enclosed proxy will vote FOR each of the director-nominees nominated by your Board of Directors and, to the extent permitted by applicable law, in their discretion on any other proposal considered at the meeting. If you vote by phone or Internet, you do not need to mail your proxy card. The Board currently does not intend to present any other matters at the meeting.

How do I vote if my shares are held in "street name"?

    If your shares are held in the name of your broker, a bank, or other nominee, then that party should give you instructions for voting your shares.

Can I revoke my proxy or change my vote after I return my proxy card or vote by phone?

    Yes. You may revoke your proxy at any time prior to its exercise by filing with the Secretary of Holdings a duly executed revocation or a proxy bearing a later date, including a proxy voted by telephone or Internet, or by voting in person at the meeting. Your attendance at the meeting will not, by itself, revoke your proxy.

What is the quorum requirement?

    A quorum of shareholders is necessary to hold a valid meeting. If holders of at least one-third of the shares of common stock entitled to vote at the meeting are represented by proxy or in attendance at the meeting, then a quorum will exist.

What votes are required?

  •
  Directors will be elected by a plurality of the votes cast at the meeting on the election of directors.

  •
  Any other action taken by a vote of our shareholders at the meeting will be authorized by a majority of the votes cast by the holders of the shares entitled to be voted on the action.

ELECTION OF DIRECTORS

    Our articles of incorporation currently provide that your Board of Directors will consist of not less than six directors and not more than ten directors, with the actual number of directors being determined from time to time by your Board of Directors. Currently, the number of directors is eight.

    The entire Board of Directors is elected at each annual meeting of shareholders. The Board of Directors has nominated Victor T. Adamo, R. Kevin Clinton, John F. Dodge, Jr., Annette E. Flood, Thomas E. Hoeg, Lynn M. Kalinowski, Ann F. Putallaz and James O. Wood for election as directors. The individuals who are elected as directors at this meeting will hold office for a one year term expiring at the 2002 annual meeting of shareholders and upon the election and qualification of their respective successors or upon their earlier resignation or removal.

    The proxies solicited on behalf of your Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted FOR the election of Victor T. Adamo, R. Kevin Clinton, John F. Dodge, Jr., Annette E. Flood, Thomas E. Hoeg, Lynn M. Kalinowski, Ann F. Putallaz and James O. Wood to your Board of Directors.

    If any director nominee is unable to serve, your Board of Directors may reduce its size or designate a substitute. If a substitute is designated, then proxies voting FOR the election of the original director nominee will be cast FOR the election of the substituted nominee. At this time, your Board of Directors knows of no reason why any of the original director nominees might be unable to serve, if elected.

    The table below sets forth information regarding the composition of your Board of Directors.

Nominees

Name	Age	Positions at Holdings	Director Since
Victor T. Adamo, Esq., CPCU	53	Director and Chairman	1998
R. Kevin Clinton, FCAS, MAAA	46	Director, President and Chief Executive Officer	1998
John F. Dodge, Jr., Esq.	73	Director	2000
Annette E. Flood, Esq., R.N.	42	Director and Secretary	1998
Thomas E. Hoeg, Esq.	47	Director	1998
Lynn M. Kalinowski	49	Director	1998
Ann F. Putallaz, Ph.D.	55	Director	2000
James O. Wood, FCAS, MAAA	59	Director	1998

    Professionals Group, Inc., or Professionals Group, is a publicly traded insurance holding company. Professionals Group's largest subsidiary, ProNational Insurance Company, or ProNational, specializes in medical malpractice insurance and owns 84.2% of Holdings. The largest subsidiary of Holdings is

MEEMIC Insurance Company, or MEEMIC, which provides personal automobile, homeowner, boat and umbrella protection primarily for educators and their immediate families.

    Victor T. Adamo, Esq., CPCU,  has been the Chairman and a director of Holdings since October 1998 and is also the Chairman and a director of MEEMIC. Mr. Adamo has been the President, Chief Executive Officer and a director of Professionals Group since 1996, and a director of ProNational, where he has held various positions including Chief Executive Officer, since 1985. Prior to joining ProNational, Mr. Adamo was in private legal practice from 1975 to 1985 and represented ProNational in corporate legal matters. Mr. Adamo is a graduate of The University of Michigan and New York University School of Law and is a Chartered Property Casualty Underwriter.

    R. Kevin Clinton, FCAS, MAAA,  has been the President, Chief Executive Officer and a director of Holdings since October 1998 and is also the President, Chief Executive Officer and a director of MEEMIC. Mr. Clinton has been a Vice President of Professionals Group since 1996 and a director of Professionals Group since September 1997, and was Chief Financial Officer of Professionals Group from 1996 to March 2000. Mr. Clinton served as a Vice President, Treasurer and Actuary of ProNational from 1990 through June 1997. Prior to becoming an officer of ProNational, Mr. Clinton was ProNational's consulting actuary from 1986 to 1990. He formerly served as the Actuary for the Michigan Insurance Bureau (now the State of Michigan Office of Financial and Insurance Services) and in the actuarial department of Michigan Mutual Insurance Company. Mr. Clinton is a Fellow of the Casualty Actuarial Society and a Member of the American Academy of Actuaries. Mr. Clinton is a graduate of The University of Michigan where he received a bachelor's degree in business administration and a master's degree in actuarial science.

    John F. Dodge, Jr., Esq.,  has been a director of Holdings since September 2000 and is also a director of MEEMIC. Mr. Dodge has been a director and assistant secretary of Professionals Group since 1996. Mr. Dodge was a director of ProNational from 1980 to July 1, 1998. Mr. Dodge is currently engaged in the private practice of law in Grosse Pointe, Michigan. Prior to establishing his private practice, Mr. Dodge was a senior partner in the law firm of Nederlander, Dodge & Rollins, P.C., Detroit, Michigan. Mr. Dodge has practiced general business and corporate law since 1961. Mr. Dodge is a graduate of The University of Michigan and The University of Michigan Law School. Mr. Dodge provides legal services to Professionals Group and its subsidiaries.

    Annette E. Flood, Esq., R.N.,  has been the Secretary and a director of Holdings since October 1998 and is also the Chief Operating Officer, Secretary and a director of MEEMIC. Ms. Flood was the Secretary of Professionals Group from 1996 to October 2000. Ms. Flood served as Senior Vice President, Corporate Secretary and Legal Counsel of ProNational from 1992 to October 2000. Prior to joining ProNational, Ms. Flood was employed by Lansing General Hospital, Lansing, Michigan, from 1986 to 1992, most recently in the capacity of Vice President, Legal Services and Quality Management. Prior to joining the Lansing General Hospital Staff, Ms. Flood was an attorney in the law firm of Dykema Gossett PLLC, Lansing, Michigan. Ms. Flood has a B.S.N. degree in nursing from The University of Michigan and a law degree from Wayne State University Law School.

    Thomas E. Hoeg, Esq.,  has been a director of Holdings since October 1998 and is also a director of MEEMIC. Mr. Hoeg is the Executive Vice President and Chief Operating Officer of Amerisure Companies and has served in that capacity since 1997. Mr. Hoeg has held various positions including Senior Vice President, Vice President of Customer Service and Vice President—General Counsel of Amerisure Companies since 1982. Prior to joining Amerisure, he was a partner in the Lansing law firm of Foster, Swift, Collins & Smith and was President of the Michigan Insurance Federation and a board member of the Michigan Automobile Insurance Placement Facility. Mr. Hoeg is a graduate of Northwestern University and the University of Illinois College of Law.

    Lynn M. Kalinowski,  has been a director of Holdings since October 1998 and a director and Executive Vice President of MEEMIC since May 1997. Mr. Kalinowski served as President of MEEMIC from 1993 to May 1997. Prior to joining MEEMIC in 1993, Mr. Kalinowski was the President of Southern Michigan Mutual Insurance Company and previously served as Director of Financial Analysis for the Michigan Insurance Bureau (now the State of Michigan Office of Financial and Insurance Services). Mr. Kalinowski is a graduate of Ferris State University where he received a bachelor's degree in accounting.

    Ann F. Putallaz, Ph.D.,  has been a director of Holdings since September 2000 and is also a director of MEEMIC. Ms. Putallaz has been a director of Professionals Group since 1996 and has been Co-Vice Chair since June 1999. Since December 1994, she has been the Vice President and Director of Marketing Information Services of Munder Capital Management, an investment advisor to The Munder Funds, a Maryland corporation and an open-end investment company registered under the Investment Company Act of 1940, as amended. From June 1992 to December 1994, she was the Director of Client and Marketing Services and Mutual Fund Product Management of Woodbridge Capital Management, a predecessor-in-interest to Munder Capital Management. From July 1990 to June 1992, she was the director of Marketing, Economics and Quantitative Analysis of Comerica Capital Management, a predecessor-in-interest to Woodbridge Capital Management. Ms. Putallaz has a B.A. degree in economics from Smith College, and a M.A. degree and a Ph.D. degree in economics from The University of Michigan.

    James O. Wood, FCAS, MAAA,  has been a director of Holdings since October 1998 and is also a director of MEEMIC. Mr. Wood became an independent consulting actuary on April 1, 1997, when he retired from Tillinghast-Towers Perrin. He has continued to work with several Tillinghast clients as an independent contractor for Tillinghast. From 1979 to 1997, Mr. Wood was a Principal and Consulting Actuary of Tillinghast-Towers Perrin whereby he served as one of four managing principals for fifteen of his twenty-one plus years with Tillinghast. Prior to joining Tillinghast, Mr. Wood was with the Aetna Life & Casualty Company as the actuarial officer in charge of commercial line rates. Mr. Wood is a Fellow of the Casualty Actuarial Society and a Member of the American Academy of Actuaries. Mr. Wood is a graduate of Memphis State University and holds a Bachelor of Science in mathematics and a Master of Science in mathematical statistics.

Board Committees and Meetings

    Your Board of Directors, which had four meetings in 2000, has two standing committees. No incumbent director attended fewer than 75% of the total meetings of the Board of Directors and the

Board committees on which such director served that were held during 2000. The members of those committees during 2000 and the functions of those committees are listed below:

Name of Committee and Members	Functions of the Committee	Meetings in 2000

Audit
Victor T. Adamo, Chairman	• confers with financial officers and	2
Thomas E. Hoeg	independent accountants regarding
James O. Wood	scope of examinations
	• reviews qualifications and reports of independent accountants and internal auditors
	• reviews recommendations about internal controls
	• recommends selection of independent accountants to full Board
	• monitors compliance with codes of conduct and applicable laws and regulations
	• fulfills other responsibilities as outlined in its charter, a copy of which is attached as Appendix A
Compensation
Victor T. Adamo, Chairman	• approves standards for setting executive	1
Thomas E. Hoeg	compensation levels
	• administers and grants awards under the stock compensation plan
	• sets compensation for key employees
	• makes executive compensation recommendations to full Board when full Board approval is required

Report of the Audit Committee

    In accordance with its charter, the Audit Committee provides assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices and the quality and integrity of the financial reports of the Company. Messrs. Hoeg and Wood are "independent," as defined in Rule 4200(a)(14) of the National Association of Securities Dealers Listing Standards. Mr. Adamo, who is the President and Chief Executive Officer of Professionals Group, Holdings' majority shareholder, was appointed by the Board to the Audit Committee following a determination by the Board that it was in the best interest of Holdings and its shareholders for Professionals Group to have a representative on the Audit Committee and that Mr. Adamo should be Professionals Group's representative.

    The Audit Committee received from the independent auditors and reviewed a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

    The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and,

with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

    The Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements of the Company as of and for the fiscal year ended December 31, 2000.

    Based on the above-mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

Victor T. Adamo, Chairman        Thomas E. Hoeg        James O. Wood

Director Compensation

    We do not pay directors who are also officers of Holdings, Professionals Group or their subsidiaries the annual retainer or fees for their service as directors. Compensation for our non-employee directors includes a $10,000 annual retainer and $1,000 per meeting and reimbursement for reasonable expenses incurred in connection with attending a Board meeting or Board committee meeting.

EXECUTIVE COMPENSATION

Summary Compensation Table

    The following table sets forth information concerning the compensation for services in all capacities during the last three years awarded to, earned by or paid to the Chief Executive Officer and the four other most highly compensated executive officers of Holdings whose salary and bonus exceeded $100,000 in 2000 (the "Named Officers").

Long Term Compensation Awards
Annual Compensation
Securities Underlying Options/ SARs (#)(3)
Name and Principal Position	Year	Salary ($)	Bonus ($)(2)		All Other Compensation ($)(4)
R. Kevin Clinton(1) Chief Executive Officer and President	2000 1999 1998	325,000 275,000 275,000	183,500 231,572 150,000	— 60,000 —	26,654 28,722 188,374
Lynn M. Kalinowski Executive Vice President of MEEMIC	2000 1999 1998	170,000 170,000 167,218	55,050 43,223 52,966	25,000 —	25,426 26,298 90,327
Annette E. Flood(1) Chief Operating Officer of MEEMIC and Secretary	2000 1999 1998	160,000 140,000 140,000	55,050 28,840 —	— 25,000 —	27,100 23,200 26,590
Christine C. Schmitt Chief Financial Officer and Treasurer	2000 1999 1998	150,000 137,500 110,000	55,050 34,959 43,746	25,000 —	22,128 21,485 83,117
William P. Sabados(1) Chief Information Officer of MEEMIC	2000 1999 1998	140,400 130,000 113,996	55,050 33,053 36,000	— 25,000 —	18,518 18,370 80,793

(1)
Through June 30, 1999, the compensation of Messrs. Clinton and Sabados as officers of MEEMIC and Holdings was paid by Professionals Group pursuant to a management services agreement. Beginning July 1, 1999 MEEMIC reimburses ProNational for a percentage of the compensation expenses relating to various employees of ProNational under an expense sharing agreement. These employees include Messrs. Clinton and Sabados and Ms. Flood. Messrs. Clinton and Sabados currently spend 80% and 75% of their time, respectively, working at Holdings and MEEMIC and spend the remainder of their time at Professionals Group. Effective October 2000, MEEMIC reimburses ProNational for 100% of the compensation expense of Ms. Flood. Total compensation paid to these officers for the entire year is included in the table.

(2)
The amounts shown reflect bonuses granted and accrued for the year listed, but were paid during the following calendar year.

(3)
The value of restricted stock held by the Named Officers at December 31, 2000, is as follows: Mr. Clinton—$751,062; Mr. Kalinowski—$312,737; Ms. Flood—$312,737; Ms. Schmitt—$312,737; and Mr. Sabados—$312,737. Awards made in 1998 and 1997 under the MEEMIC Incentive Plan were converted at $10.00 per share in 1999 at the time of MEEMIC's conversion. The restricted shares are subject to vesting requirements through December 31, 2002.

(4)
Amounts shown for 2000 consist of the following: (i) Mr. Clinton: matching contribution to purchase shares of Professionals Group common stock under the Professionals Group Stock Purchase Plan of $5,000 and contributions under the ProNational Insurance Company Employee Stock Ownership Plan and the ProNational Insurance Company Employees' Savings and Retirement Plan, or the ProNational retirement plans, for the benefit of Mr. Clinton of $21,654; (ii) Mr. Kalinowski: contributions under the MEEMIC retirement plans for the benefit of Mr. Kalinowski of $25,426; (iii) Ms. Flood: matching contribution to purchase shares of Professionals Group common stock under the Professionals Group Stock Purchase Plan of $5,000 and contributions under the ProNational retirement plans for the benefit of Ms. Flood of $22,100; (iv) Ms. Schmitt: contributions under the MEEMIC retirement plans for the benefit of Ms. Schmitt of $22,128; and (v) Mr. Sabados: matching contribution to purchase shares of Professionals Group common stock under the Professionals Group Stock Purchase Plan of $3,250 and contributions under the ProNational retirement plans for the benefit of Mr. Sabados of $15,268.

Aggregate Option/SAR Grants in Last Fiscal Year Table

    There were no options granted during 2000 to the Named Officers.

Aggregate Option/SAR Exercises and Fiscal Year-End Option/SAR Value Table

    The following table provides information with respect to the options exercised by the Named Officers during 2000 and unexercised options held as of December 31, 2000 by the Named Officers.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number Of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#) Exercisable/ Unexercisable	Value Of Unexercised In-The-Money Options/SARs At Fiscal Year-End ($) Exercisable/ Unexercisable(1)
R. Kevin Clinton	12,000	138,000	0/48,000	0/702,000
Lynn M. Kalinowski	5,000	57,500	0/20,000	0/292,500
Annette E. Flood	5,000	57,500	0/20,000	0/292,500
Christine C. Schmitt	5,000	57,500	0/20,000	0/292,500
William P. Sabados	5,000	57,500	0/20,000	0/292,500

(1)
The value set forth in the table was calculated by subtracting the exercise price of the options from the closing price of the Common Stock at year end and then multiplying the difference by the number of shares subject to such options.

Employee Contracts

    Holdings' subsidiary, MEEMIC, has change in control agreements with Mr. Kalinowski, Ms. Flood, Ms. Schmitt and Mr. Sabados that provide a severance payment and other benefits in the event of an involuntary or constructive termination of the named executive within twenty-four months after a change in control of Holdings or MEEMIC. The amount of the severance payment is equal to two times the executive's base salary plus the average annual bonuses over the three years prior to termination and is effective through June 30, 2005 unless extended by Holdings, MEEMIC or their successors. MEEMIC also has a severance agreement with Mr. Kalinowski providing generally for a severance payment in the event of termination of employment or in the event of a change in control of MEEMIC. Mr. Kalinowski's agreement provides for a severance payment primarily consisting of a lump sum payment equal to a maximum amount of 24 times his average monthly income for the previous year. Mr. Kalinowski's agreement is effective for so long as he is employed by MEEMIC or until he reaches the age of 65, whichever occurs first. His agreement also provides that he is not entitled to receive benefits under this agreement if his change in control agreement is in effect. ProNational has a change in control agreement with Mr. Clinton that provides a severance payment and other benefits, which is similar in all respects to Holdings' change in control agreements with the above Named Officers.

Compensation Committee Report

    The executive officers of Holdings and its subsidiaries, including the Chief Executive Officer, are compensated through a combination of salary and incentive compensation. The primary purposes of our compensation program are to attract and retain qualified individuals and to motivate and reward individuals based on performance. Salary and annual incentive compensation awards reward senior executives for their current performance and contributions. Awards under Holdings' Stock Compensation Plan are occasionally provided to reward executives for taking action that contributes to long-term growth and success, and to link the interests of such senior executives to those of Holdings' shareholders. We believe that making portions of executive compensation subject to short-term and long-term corporate interests will provide an incentive for increasing shareholder value over the long term and will more closely align the interests of senior executives with those of our shareholders.

    It is our goal to establish salaries that are competitive in comparison to market practices and reflect a senior executive's scope of responsibilities, level of experience, individual performance and contribution to the business. In establishing salaries, we reviewed executive compensation survey data for insurance companies and publicly traded insurance groups of similar size and product lines. We also considered, among other factors, job responsibilities and job performance, education, training and market opportunities.

    We awarded annual incentive compensation to the senior executives based upon our assessment of corporate performance against certain pre-established strategic and financial goals during 2000 and the contribution made by each senior executive to the current and future performance of Holdings.

    We determined it was inappropriate to award options in 2000 because of the pending merger of Professionals Group.

    Holdings' executive officers are also eligible to participate in compensation and benefit programs generally available to other employees, such as the MEEMIC Insurance Company pension and 401(k) plans, healthcare and supplemental life, and disability insurance programs.

    Mr. Clinton's base salary was determined based upon survey data of peer executives for comparable insurance companies and the success of Mr. Clinton's leadership at MEEMIC. The committee determined that his salary would be within the mid range of the survey data. For 2000, Mr. Clinton was awarded a bonus from MEEMIC on the same basis as the other executives of Holdings as a result of MEEMIC meeting corporate goals. These goals included a financial goal based upon a specified level of combined operating ratio on a statutory basis, and various strategic goals based upon pre-determined proprietary internal projects intended to enhance MEEMIC's operations and competitive position. The Board concluded that MEEMIC had exceeded the financial goal, and had met or exceeded the majority of the strategic goals. For these reasons and based upon the peer survey data, the committee alone determined Mr. Clinton's compensation package.

    Under Section 162 (m) of the Internal Revenue Code of 1986, as amended, and subject to certain exceptions (including exceptions relating to stock options and for "performance-based" compensation if certain conditions are met), Holdings may not deduct compensation in excess of $1 million paid to any executive named in its corporation's Summary Compensation Table for that year. For 2000, the compensation paid to each of the executive officers named in the Summary Compensation Table was well below $1 million, and we expect the same will be true for the current year. Consequently, for the present we have decided to defer consideration of any compensation policies relating to Section 162 (m) of the Internal Revenue Code of 1986.

Victor T. Adamo, Chairman      Thomas E. Hoeg

Compensation Committee Interlocks and Insider Participation

    The members of our Compensation Committee were Victor T. Adamo and Thomas E. Hoeg.

    Professionals Group and its subsidiary, ProNational, maintained business relationships and engaged in certain transactions with Holdings and MEEMIC during 2000 which are described below.

    R. Kevin Clinton, a director of Holdings and Holdings' Chief Executive Officer and President, is a Vice President and director of Professionals Group. Victor T. Adamo, who serves as President, Chief Executive Officer and a director of Professionals Group is the Chairman of the Board of Directors of Holdings. Annette E. Flood, the Secretary and a director of Holdings and MEEMIC's Chief Operating Officer was the Secretary of Professionals Group and Senior Vice President, Secretary and Legal Counsel of its subsidiary ProNational, until October 2000. William P. Sabados, Holdings' Chief Information Officer, is the Chief Information Officer of Professionals Group and ProNational.

    Expense Sharing Agreement.  MEEMIC and ProNational share the compensation expenses, and other direct expenses from time to time, of various employees of ProNational under an expense sharing agreement. These employees include Messrs. Clinton and Sabados and Ms. Flood. The expense sharing agreement continues until terminated by either party. During 2000, MEEMIC reimbursed $742,000 to ProNational under this agreement.

Stock Performance Graph

    The following line graph compares the percentage change in the cumulative total shareholder return on our common stock for the period beginning July 2, 1999 (when our common stock began trading publicly) through December 31, 2000 with the cumulative total return on:

  •
  The Russell 2000 Index, which is comprised of the common shares of the 2,000 smallest of the 3,000 largest United States companies based on total market capitalization; and

  •
  The Nasdaq Insurance Stocks Index, which is comprised of common shares of insurance companies traded on The Nasdaq Stock Market®.

    The graph assumes the investment of $100 in our common stock (at $16 per share, which was the closing price of the common stock on the first trading day), the Russell 2000 Index and the Nasdaq Insurance Stocks Index on July 2, 1999 and the reinvestment of all dividends. The subscription offering price for our common stock was $10 per share. The returns shown on the graph are not necessarily indicative of future performance.

	Period Ending
Index	07/02/99	09/30/99	12/31/99	03/31/00	06/30/00	09/30/00	12/31/00
MEEMIC Holdings, Inc.	100.00	98.44	95.70	95.31	113.28	153.91	153.91
Russell 2000	100.00	93.93	111.25	117.48	114.63	115.90	107.89
NASDAQ Insurance Index	100.00	85.74	79.24	83.14	73.14	83.30	99.51

RELATED PARTY TRANSACTIONS

    Holdings and its subsidiary, MEEMIC, maintained business relationships and engaged in certain transactions with Professionals Group and its subsidiary, ProNational, during 2000. Professionals Group and ProNational are the beneficial owners of 84.2% of the outstanding common stock of Holdings, and Messrs. Adamo, Clinton, and Mr. Sabados, who are directors and/or executive officers of Holdings, are directors and/or executive officers of Professionals Group or ProNational. These relationships and transactions are described under "Executive Compensation—Compensation Committee Interlocks and Insider Participation."

VOTING SECURITIES AND PRINCIPAL HOLDERS

    The following table sets forth certain information provided by the persons indicated with respect to the beneficial ownership of our common stock, as of March 1, 2001, by:

  •
  each person who beneficially owns 5% or more of the outstanding common stock;
  •
  each director and Named Officer of Holdings; and
  •
  all directors and executive officers of Holdings as a group.
Name of Beneficial Owner	Number of Shares Owned(2)	Restricted Stock(3)	Total Beneficial Ownership	Percent of Outstanding Class
Professionals Group and ProNational(1)	5,606,113	0	5,606,113	84.2%
Victor T. Adamo	0	12,700	12,700	*
R. Kevin Clinton	23,000	30,500	53,500	*
John F. Dodge, Jr	1,744	0	1,744	*
Annette E. Flood	1	12,700	12,701	*
Thomas E. Hoeg	20,000	12,700	32,700	*
Lynn M. Kalinowski	1,700	12,700	14,400	*
Ann F. Putallaz	500	0	500	*
Christine C. Schmitt	500	12,700	13,200	*
William P. Sabados	0	12,700	12,700	*
James O. Wood	10,000	0	10,000	*
All directors and executive officers as a group (10 persons)	57,445	106,700	164,145	2.5%

    * Less than one percent.

(1)
The address of Professionals Group and ProNational is 2600 Professionals Drive, P.O. Box 150, Okemos, Michigan 48805-0150. The shares reported in the table are owned of record by ProNational.
(2)
The number of shares in this column stated for each named person includes shares for which the named person has sole voting and investment power or has shared voting and investment power with a spouse. It also includes shares held in a 401(k) plan or in an individual retirement account over which the named person has control, shares held by any corporation of which the named person is a director or controlling shareholder, shares held by a trust of which the named person, or his or her spouse, is a trustee or custodian, shares held by a partnership which the named person is a general partner, and shares held by a spouse or minor children. The number of shares stated in this column for each named person excludes shares acquired through the MEEMIC Incentive Plan in 1999. None of the holders listed in the table owned any stock options or warrants that were exercisable on March 1 or within 60 days thereafter. Amounts shown for Mr. Adamo, Mr. Clinton, and Mr. Sabados do not include the 5,606,113 shares owned by ProNational Insurance Company, of which they are directors and/or executive officers. These persons disclaim beneficial ownership of the shares owned by ProNational.
(3)
In connection with MEEMIC's conversion on July 1, 1999, amounts awarded by MEEMIC in 1997 and 1998 pursuant to its Incentive Plan were converted into Holdings common stock, subject to a vesting schedule, forfeiture risk and other restrictions, at the $10.00 subscription offering price. A total of 116,900 common shares were purchased with funds held in the MEEMIC Incentive Plan. Disposition of these shares is restricted through December 31, 2002.

SOLICITATION OF PROXIES

    Holdings is paying for this proxy solicitation. In addition to sending you these materials, some of our employees may contact you in person, by mail, or by telecommunications equipment (including telephone and telegrams), to solicit your proxy. None of these employees will receive any extra compensation for doing this. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in soliciting your proxy.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

General

    PricewaterhouseCoopers LLP, independent certified public accountants for Holdings for 2000, has been reappointed by your Board of Directors for 2001. Representatives of PricewaterhouseCoopers LLP will be present at this meeting to respond to appropriate questions by shareholders and to make a statement if they so desire.

Audit Fees

    PricewaterhouseCoopers LLP billed Holdings and its subsidiaries a total of $91,850 for professional services in connection with the audit of the 2000 financial statements and the review of its three quarterly reports filed with the Securities and Exchange Commission during the year.

Financial Information Systems Design and Implementation Fees

    PricewaterhouseCoopers LLP did not bill Holdings during 2000 for operating, designing or supervising the Company's computer, financial or information systems.

All Other Fees

    PricewaterhouseCoopers LLP billed Holdings a total of $15,580 for other services rendered during 2000. These fees related to the audits of two employee benefit plans for $9,255 and tax planning and tax return review for $6,325. The Audit Committee of the Board does not consider the provision of the services described above by PricewaterhouseCoopers LLP to be incompatible with the maintenance of PricewaterhouseCoopers LLP's independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock and other equity securities of Holdings. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports are required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during 2000.

SHAREHOLDER PROPOSALS

    Any shareholder who wishes to submit a security holder proposal for possible inclusion in the proxy statement and proxy for our 2002 annual meeting of shareholders must do so on or before the close of business on December 12, 2001. The proposal must comply with the rules and regulations of the SEC then in effect and must be transmitted by registered or certified mail to Annette E. Flood, the Secretary of Holdings at 691 North Squirrel Road, Suite 100, Auburn Hills, Michigan 48326. If we do not have notice of a proposal to be considered at our 2002 annual meeting of shareholders before February 25, 2002, then the persons who are named in the proxy card for that meeting will use their discretionary voting authority when that proposal is raised at that meeting.

OTHER MATTERS

    We are not aware of any business to come before this meeting other than the matters described in this proxy statement. However, if any other matters should properly come before this meeting, it is intended that the persons named in the enclosed proxy card will act in accordance with their best judgment.

    A copy of our 2000 Annual Report on Form 10-K is enclosed with this Proxy Statement. Copies of our Form 10-K and other filings we have made with the SEC may be obtained through our web site at www.meemic.com. We will provide you, upon your written request, without charge, a copy of our 2000 Annual Report on Form 10-K. Your request should be directed to Christine C. Schmitt, Treasurer and CFO, MEEMIC Holdings, Inc., 691 North Squirrel Road, Suite 100, Auburn Hills, Michigan 48326.

    No person is authorized to give any information or to make any representation other than that contained in this proxy statement, and if given or made, such information may not be relied upon as having been authorized.

APPENDIX A

AUDIT COMMITTEE CHARTER

Organization

    There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of not less than three members of the Board and its composition shall meet the requirements of the audit committee policy of the NASD.

Statement of Policy

    The Audit Committee is appointed to assist the Board of Directors in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by Company with legal and regulatory requirements relating to the financial statements of the Company, and (3) the independence and performance of the Company's external auditors. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between Directors, the independent auditors, and the financial management of the Corporation.

Responsibilities

    In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Directors and shareholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

    In carrying out these responsibilities, the Audit Committee will:

  a.
  Review and recommend to the Directors the independent auditors to be selected to audit the financial statements of the Corporation and its divisions and subsidiaries.

  b.
  Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

  c.
  Review with the independent auditors, the Company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Committee periodically should review Company policy statements to determine their adherence to the code of conduct.

  d.
  Review with management and the independent auditor (1) the Company's quarterly financial statements prior to the Company's filing of the related quarterly report on Form 10-Q, and (2) the Company's audited annual financial statements to be included in the Company's Annual Report on Form 10-K (or annual report to shareholders if distributed prior to the filing of such Form 10-K. In connection with such reviews the matters required to be discussed by SAS No. 61 shall be reviewed and considered with such independent auditors.

  e.
  Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

  f.
  Request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1; discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and recommend that the Board take appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence. The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

  g.
  Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

  h.
  Review accounting and financial human resources and succession planning within the Company.

  i.
  Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

  j.
  Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

  k.
  While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

PROXY	MEEMIC HOLDINGS, INC.	PROXY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

For the 2001 Annual Meeting of Shareholders to be held on Wednesday, May 23, 2001 at the offices of MEEMIC Holdings, Inc., 691 N. Squirrel Road, Auburn Hills, MI.

    The undersigned hereby constitutes and appoints Victor T. Adamo, R. Kevin Clinton and Annette E. Flood, and each of them, each with full power to appoint his substitute, attorneys, agents and proxies to represent the undersigned and to vote and act with respect to all shares of common stock of MEEMIC Holdings, Inc. ("Holdings") at the 2001 annual meeting of shareholders of Holdings that the undersigned would be entitled to vote on all matters described on the reverse side.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HOLDINGS. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE.

(Continued and to be signed on reverse side.)

1.	Election of directors: Nominees: (01) Victor T. Adamo, (02) R. Kevin Clinton, (03) John F. Dodge, Jr., (04) Annette E. Flood, (05) Thomas E. Hoeg, (06) Lynn M. Kalinowski, (07) Ann F. Putallaz, and (08) James O. Wood.
/ /	Vote for all nominees listed above.	/ /	Withhold authority to vote for all nominees listed above.
Instruction: To withhold authority for any nominee(s) listed above, list name(s) of nominee(s) in the space provided below:

In their discretion, the proxies are also authorized to vote upon such other matters as may properly come before the annual meeting to the extent permitted by applicable law, including the election of any person to the Board of Directors where a nominee named in the Proxy Statement, dated April 11, 2001, is unable to serve or, for good cause, will not serve. The undersigned hereby (i) revokes all proxies previously executed with respect to the 2001 Annual Meeting, and (ii) acknowledges receipt of the Notice and Proxy Statement dated April 11, 2001 and the 2000 Annual Report to Shareholders and ratifies all that the proxies, or any of them, or their substitutes may lawfully do or cause to be done by virtue hereof.
Dated	, 2001
Signature
Title
Signature
(If held jointly)
Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.

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FOLD AND DETACH HERE

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or

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Mark, sign and date your proxy card and return promptly in the enclosed envelope.

NOTE: If you voted by Internet or telephone, DO NOT MAIL BACK your proxy card unless you desire to change your vote.

THANK YOU FOR VOTING.

QuickLinks

NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS
2001 ANNUAL MEETING OF SHAREHOLDERS
GENERAL INFORMATION ABOUT VOTING
ELECTION OF DIRECTORS
Nominees
EXECUTIVE COMPENSATION
RELATED PARTY TRANSACTIONS
VOTING SECURITIES AND PRINCIPAL HOLDERS
SOLICITATION OF PROXIES
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS
OTHER MATTERS
AUDIT COMMITTEE CHARTER